EXHIBIT 4.4

                               FORM OF ASSUMPTION

     DRS TECHNOLOGIES, INC., a Delaware corporation ("DRS" or the "Company"), HEREBY assumes the obligations of NAI Technologies, Inc., a New York corporation ("NAI"), under the attached Warrant to purchase Common Stock (the "Warrant") issued to __________, or registered assigns (the "Holder"), on _________, 19__ by NAI, which is the surviving corporation after its merger with DRS Merger Sub, Inc., a New York corporation.

     DRS HEREBY FURTHER agrees that the Warrant shall hereafter constitute the right to acquire the number of shares of common stock, par value $.01 per share (the "Common Stock"), of DRS equal to the product of [0.25] [0.23] and _____, the number of shares of NAI's common stock, par value $0.10 per share (the "NAI Common Stock"), formerly subject to the Warrant (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

     DRS HEREBY FURTHER agrees that the Warrant shall hereafter constitute the right to acquire such number of shares of Common Stock at a price per share of $[10.00] [10.87], which is equal to the aggregate exercise price for such shares of NAI Common Stock for which the Warrant was formerly exercisable (the product of $_____ and _____, or $_____) divided by the number of full shares of Common Stock deemed to be purchasable pursuant to the Warrant; provided, however, that the number of shares of Common Stock that may be purchased upon exercise of the Warrant shall not include any fractional shares and, upon the last such exercise of the Warrant, a cash payment shall be made for any fractional shares based upon the per share average of the highest and lowest sale price of Common Stock on the Nasdaq National Market on the date of such exercise.

                                          DRS TECHNOLOGIES, INC.

Date:  [     ]                            By:
                                             ---------------------------------
                                             Name:
                                             Title:

NO. B-____                                                       _______ SHARES


                             NAI TECHNOLOGIES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                       VOID AFTER 5:30 P.M., NEW YORK CITY
                          TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

     FOR VALUE RECEIVED, NAI TECHNOLOGIES, INC., a New York corporation (the "Company"), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., New York City time, on the Expiration Date (as hereinafter defined) to __________________________, or registered assigns (the "Holder"), under the terms as hereinafter set forth, One Hundred Eight Thousand One Hundred Seventy (108,170) fully paid and non-assessable shares of the Company's Common Stock, par value $.10 per share (the "Warrant Stock"), at a purchase price per share of Two and 50/100 Dollars ($2.50) (the "Warrant Price"), pursuant to this warrant (this "Warrant"). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term "Common Stock" shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

     This Warrant is one of a series of the Company's Warrants to purchase Common Stock (collectively, the "Warrants"), issued pursuant to that certain Confidential Private Placement Memorandum, dated December 15, 1995, as supplemented (the "Memorandum"). Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 10.

     1. Exercise of Warrant.

     (a) The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 11, the subscription form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:30 p.m., New York City time, on February 15, 2002 (the "Expiration Date").

     (b) This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of factional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman and Chief Executive Officer or the President and the Secretary or the Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

     (c) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

     (d) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2. Disposition of Warrant Stock and Warrant.

     (a) The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are not being registered (i) under the Act on the ground that the issuance of this Warrant is exempt from registration under
Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.


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


     The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

     (b) If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:


     "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH."


     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."


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


In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

     3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

     4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

     5. Capital Adjustments. This Warrant is subject to the following further provisions:

     (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for


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


a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

     (c) Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(e) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

     (d) Stock and Rights Offering to Shareholders. If at any time after the date of issuance of this Warrant, the Company shall issue or sell, or fix a record date for the purposes of entitling holders of its Common Stock to receive, (i) Common Stock or (ii) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on Nasdaq or, if such quotations are not available, the fair market value per share of the Company's Common Stock as reasonably determined by the Board of Directors of the Company (the "Closing Price") on the date of such issuance or sale or on such record date then, immediately after the date of such issuance or sale or on such record date, (x) the Warrant Price shall be adjusted in accordance with Section 5(e), and (y) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to that number determined by multiplying the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Closing Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be).

     If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the "Securities"), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

     (e) Warrant Price Adjustment. Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

     (f) 1996 EBITDA Adjustment. The Warrant Price shall additionally be adjusted in the following circumstances:

          (i) if the Company shall achieve 1996 EBITDA (as such term is defined in Section 10) in an amount of less than $6,000,000, the Warrant Price shall be reduced to $2.00 per share; and

          (ii) if the Company shall achieve 1996 EBITDA in an amount of less than $4,750,000 (together with the $6,000,000 amount referred to above, the "Adjusted Amounts"), the Warrant Price shall be reduced to $1.50 per share;

provided, however, that in the event the Company sells all of the capital stock or all or substantially all of the assets of one or more of its Subsidiaries in 1996, the Adjusted Amounts for 1996 will be reduced by the amount or amounts set forth in Schedule A hereto in respect of the Subsidiary or Subsidiaries so involved. In the event any such sale


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


occurs during 1996, the applicable Adjusted Amount will be reduced by multiplying it by a fraction, the numerator of which is the number of days of the year remaining after any such sale and the denomination is 365.

     (g) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this
Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

     (h) Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

     (i) Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

     6. Notice to Holders.

     (a) Notice of Record Date. In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and


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


stating the amount and character of such dividend, distribution or right, or
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date.

     (b) Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman and Chief Executive Officer, its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

     7. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

     8. Warrant Holder Not a Shareholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a shareholder of the Company.

     9. Registration Rights. This Warrant and the shares of Common Stock issuable upon exercise of this Warrant will be accorded the registration rights under the Act set forth in that certain Registration Rights Agreement between the Company and the Holders, a form of which agreement is being furnished concurrently herewith.

     10. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings:

     (a) "Affiliate": with respect to any Person, the following: (i) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly


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or indirectly, 10% of more of any class of voting or equity interests. As used in such definition, "controls", "controlled by" and "under common control", as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     (b) "Consolidated Net Income": the net income (or deficit) of the Company and its Subsidiaries for any period (taken as a cumulative whole) after deducting, without duplication, all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany items and after deducting portions of income properly attributable to outside minority interests, if any, in any Subsidiaries; provided, however, that there shall be excluded (i) any income or deficit of any other Person accrued prior to the date it becomes a Subsidiary or merges into or consolidates with the Company or another Subsidiary of the Company, (ii) the income (or deficit) of any other Person (other than a Subsidiary of the Company) in which the Company or any Subsidiary has any ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar distributions, (iii) any deferred credit or amortization thereof from the acquisition of any properties of assets of any other Person, (iv) any aggregate net income (but not any aggregate net loss) during such period arising from the sale, exchange or other distribution of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any income resulting from the write-up of assets after the date hereof, (vi) any gains properly classified as extraordinary in accordance with GAAP, (vii) proceeds of life insurance policies to the extent such proceeds exceed premiums paid to maintain such life insurance policies, (viii) any income of a Subsidiary which is unavailable for the payment of dividends, and (ix) any gain arising form the acquisition of securities, or the extinguishment of any indebtedness of the Company or any of its Subsidiaries or the termination of an employee benefit plan.

     (c) "GAAP": United States generally accepted accounting principles, consistently applied.

     (d) "Indebtedness": at any time and with any respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, provided that the same shall not be overdue (i.e., the earlier of ninety (90) days from the invoice date or the date the obligee commences an action to recover such amounts), or if overdue, are being contested in good faith and by appropriate proceedings), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement


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


with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person including without limitation through any agreement
(A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness,
(C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     (e) "Lien": any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever.

     (f) "1996 EBITDA: Consolidated Net Income of the Company and its Subsidiaries, for the fiscal year ended December 31, 1996, plus, to the extent deducted in determining such Consolidated Net Income and without duplication,
(i) the sum for such period, of (a) the aggregate amount of all interest (including capitalized interest) accrued or to accrue (whether or not actually paid) during such period in respect of any Indebtedness of the Company and its Subsidiaries, (b) any amortized discount in respect of any such Indebtedness issued at discount, and (c) any fees or commissions payable in connection with any letters of credit; (ii) current and deferred taxes on income and profit;
(iii) depreciation; and (iv) amortization.

     (g) "Person": any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     (h) "Subsidiaries": with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.


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


     11. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, to the Company at 2405 Trade Centre Avenue, Longmont, Colorado 80503, Attention: President, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

     12. Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officer, as of this _____ day of _____________ 1996.


                                          NAI TECHNOLOGIES, INC.



                                       By: ________________________________
                                                Richard A. Schneider
                                                Executive Vice President,
                                                Treasurer and Secretary

                                                                      Schedule A


                          Section 5(f) Adjusted Amounts

Wilcom, Inc ........................................................  $  838,000

Codar Technology, Inc. .............................................  $2,805,000

NAI Technologies - Systems Division Corporation ....................  $  607,000

Lynwood Scientific Developments Limited ............................  $1,833,000

                                SUBSCRIPTION FORM


     The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, the following number of shares of Common Stock of NAI TECHNOLOGIES, INC.:



      Number of Shares                    Purchase Price Per Share





     The undersigned herewith makes payment of $_____________ therefor, and requests that certificates for such shares (and any warrants or other property issuable upon such exercise) be issued in the name of and delivered to ______________________ whose address is________________________________________
_______________________________________________________________________________
_______________________________________ (social security or taxpayer identification number ________________) and, if such shares shall not include all of the shares issuable under such warrant, that a new warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


                                    HOLDER:


                                    ------------------------
                                    Signature


                                    ------------------------
                                    Signature, if jointly held


                                    ------------------------
                                    Date

                            ASSIGNMENT FORM



FOR VALUE RECEIVED, ____________________________________________________________
hereby sells, assigns and transfers unto



Name____________________________________________________________________________
       (Please typewrite or print in block letters)

Social Security or Taxpayer Identification Number_______________________________

the right to purchase shares of Common Stock of NAI TECHNOLOGIES, INC., a New York corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



DATED:__________________





                                          --------------------------
                                          Signature



                                          --------------------------
                                          Signature, if jointly held



Witness:



---------------------


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